East West Bancorp, Inc. 135 N. Los Robles Ave., 7th Fl. Pasadena, CA 91101 Tel. 626.768.6000 Fax 626.817.8838

NEWS RELEASE

INVESTOR RELATIONS CONTACT:
Irene Oh
Chief Financial Officer
(626) 768-6360

EAST WEST BANCORP REPORTS NET INCOME FOR THIRD QUARTER 2015
OF $94.1 MILLION, AND DILUTED EARNINGS PER SHARE OF $0.65,
BOTH UP 2% FROM PRIOR YEAR QUARTER

Pasadena, California – October 21, 2015 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the third quarter of 2015.  For the third quarter of 2015, net income was $94.1 million or $0.65 per diluted share.

“East West is pleased to report strong earnings of $94.1 million or $0.65 per diluted share for the third quarter of 2015, an increase in diluted earnings per share of $0.01 or 2% from the prior year quarter,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “For the third quarter of 2015, East West achieved solid profitability, earning a return on average assets of 1.22% and a return on average equity of 12.23%.”

Ng continued, “For the third quarter of 2015, East West achieved healthy growth and increased revenue. Total loans grew $848.2 million or 4% from June 30, 2015 to a record high of $23.0 billion as of September 30, 2015.  Along with our outstanding loan growth, deposit growth was also strong. Total deposits grew to a record $26.8 billion as of September 30, 2015, an increase of $1.2 billion or 5% from June 30, 2015. Not only did we have strong loan originations and deposit growth during the third quarter of 2015, we also increased adjusted net interest income by $13.8 million or 6% to $237.4 million(2) and the adjusted net interest margin from 3.26% to 3.28%(2) during the sequential quarter.”

“As the financial bridge between the East and the West, we continue to win new customers in our markets.  Our business continues to be profitable and sustainable. We are building our business so that we can thrive in any economic or market environment for years to come. Based on our strong financial results year to date, we believe we are well on our way for 2015 to be the sixth consecutive year of record earnings for East West,” concluded Ng.

Quarterly Results Summary

	Three Months Ended
($ in millions, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014

Net income (1)	$94.10	$98.75	$91.90
Earnings per share (diluted) (1)	$0.65	$0.68	$0.64
Tangible equity (1)(2) per common share	$17.79	$17.33	$15.79

Return on average assets (1)	1.22%	1.34%	1.30%
Return on average equity (1)	12.23%	13.25%	13.26%

Net interest income	$240.29	$227.49	$256.97
Net interest income, adjusted (2)	$237.45	$223.66	$225.36
Net interest margin	3.32%	3.31%	3.89%
Net interest margin, adjusted (2)	3.28%	3.26%	3.41%

Cost of deposits	0.28%	0.29%	0.29%
Adjusted efficiency ratio (2)	40.06%	40.36%	51.42%

(1)
Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects Accounting Standards Update ("ASU") 2014-01. See Table 10 for additional information.

(2)	See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.

Third Quarter Highlights

●
Strong Third Quarter Earnings – For the third quarter of 2015, net income was $94.1 million or $0.65 per diluted share.  Net income increased by $2.2 million or 2% and earnings per diluted share increased by $0.01 or 2% from the prior year quarter. Compared to the second quarter of 2015, net income for the third quarter of 2015 decreased by $4.7 million or 5% and earnings per diluted share decreased by $0.03 or 4%.

●
Strong Loan Growth – Total loans receivable increased to a record $23.0 billion as of September 30, 2015, up $848.2 million or 4% from $22.2 billion as of June 30, 2015.  The sequential quarter increase in loans receivable was primarily driven by increases of $468.5 million or 6% in commercial loans and $374.2 million or 6% in commercial real estate loans.

●
Strong Deposit Growth – Total deposits grew $1.2 billion or 5% from June 30, 2015 to a record $26.8 billion as of September 30, 2015.  We experienced strong growth in all core deposit categories during the quarter.  This increase was primarily from noninterest-bearing demand deposits which grew $668.9 million or 9%, interest-bearing checking deposits which grew $360.4 million or 13% and savings deposits which grew $130.4 million or 7%.

●
Net Interest Margin Expansion – Both net interest income and net interest margin increased quarter over quarter. For the third quarter of 2015, the adjusted net interest income increased $13.8 million or 6% to $237.4 million(2) and the adjusted net interest margin increased two basis points to 3.28%(2) compared to the second quarter of 2015.

●
Early Termination of the Washington First International Bank (“WFIB”) Shared-Loss Agreement – During the third quarter of 2015, the Company reached an agreement with the Federal Deposit Insurance Corporation (“FDIC”) to terminate the WFIB shared-loss agreement and made a payment of $7.0 million as consideration for the early termination of the shared-loss agreement. This amount had been fully accrued as of June 30, 2015 and as a result, there was no income statement impact during the third quarter of 2015 for the early termination of the WFIB shared-loss agreement.

Management Guidance

The Company is providing guidance for the fourth quarter and full year of 2015. Management currently estimates that fully diluted earnings per share for the fourth quarter of 2015 will range from $0.64 to $0.66, resulting in fully diluted earnings per share for the full year of 2015 ranging from $2.67 to $2.69, an increase of $0.26 to $0.28 or 11% to 12% from $2.41(1) for the full year of 2014.

Balance Sheet Summary

Total assets as of September 30, 2015 reached a record $31.1 billion, an increase of $1.0 billion or 4% from $30.1 billion as of June 30, 2015.  The increase in total assets was largely attributable to the $848.2 million or 4% increase in total loans receivable, funded by the $1.2 billion or 5% increase in total deposits during the quarter. Further, with the additional liquidity from the strong deposit growth, the Company increased its investment in securities purchased under resale agreements (“resale agreements”) by $300.0 million or 27% during the quarter to $1.4 billion as of September 30, 2015. The additional $300.0 million was comprised of short-term resale agreements.

Total Loans
Total loans receivable as of September 30, 2015 totaled $23.0 billion, an increase of $848.2 million or 4% compared to $22.2 billion as of June 30, 2015. The loan growth during the third quarter of 2015 largely stemmed from the growth in commercial loans of $468.5 million or 6%, and commercial real estate loans of $374.2 million or 6%. During the third quarter of 2015, the Company sold $147.3 million of single-family real estate loans and $21.0 million of Small Business Administration ("SBA") 7(a) loans, recognizing a gain on sale of loans of $4.9 million. In addition, the Company transferred $301.5 million in single-family real estate loans from loans held-for-investment to loans held-for-sale in anticipation of selling these loans in the future.

Deposits and Other Liabilities
As of September 30, 2015, total deposits grew to a record $26.8 billion, an increase of $1.2 billion or 5% from June 30, 2015.  Core deposits increased to a record $20.1 billion, an increase of $1.2 billion or 7% from June 30, 2015. All core deposit categories grew during the third quarter; in particular, noninterest-bearing demand deposits increased by $668.9 million or 9%, interest-bearing checking deposits by $360.4 million or 13% and savings deposits by $130.4 million or 7%.

Securities sold under repurchase agreements (“repurchase agreements”) were $150.0 million as of September 30, 2015, a decrease of $250.0 million or 63% from $400.0 million as of June 30, 2015. During the third quarter of 2015, the Company extinguished $445.0 million of repurchase agreements which resulted in extinguishment costs of $15.2 million. Of the $445.0 million of repurchase agreements that were extinguished during the third quarter of 2015, $195.0 million were eligible for netting against existing resale agreements as of June 30, 2015, hence accounting for the $250.0 million decrease between June 30, 2015 and September 30, 2015.

THIRD QUARTER OF 2015 OPERATING RESULTS

Net Interest Income
Net interest income adjusted for the net impact of covered loan activities and amortization of the FDIC indemnification asset totaled $237.4 million(2) for the third quarter of 2015, an increase of $13.8 million or 6% from the second quarter of 2015 and an increase of $12.1 million or 5% from the third quarter of 2014. The sequential quarter increase in net interest income was largely due to an increase in interest income on loans, from higher accretion income associated with the loans acquired from the FDIC assisted acquisition of United Commercial Bank (“UCB”) and higher loan balances, and due to the reduction in interest expense, largely due to the extinguishment of the repurchase agreements as previously discussed.

During the third quarter, the adjusted net interest margin increased to 3.28%(2), up two basis points from 3.26%(2) for the second quarter of 2015 and decreased 13 basis points compared to 3.41%(2) for the third quarter of 2014. Additionally, the cost of deposits decreased one basis point to 0.28% and the cost of funds decreased seven basis points to 0.36% during the sequential quarter. The increase in the adjusted net interest margin during the sequential quarter was largely due to higher accretion income and the reduction in the cost of funds.  The reduction in the cost of funds was primarily due to the extinguishment of the repurchase agreements.

Noninterest Income & Expense

Noninterest Income
Noninterest income for the third quarter of 2015 was $54.2 million, an increase of $13.6 million or 33% from $40.6 million for the second quarter of 2015 and an increase of $43.8 million from $10.3 million for the third quarter of 2014.  The $13.6 million or 33% sequential quarter increase in noninterest income was largely due to an $11.5 million increase in net gains on sales of available-for-sale investment securities and a $2.8 million reduction in expenses related to the change in FDIC indemnification asset and receivable/payable. During the third quarter of 2015, the Company sold U.S. Treasury and corporate debt securities, resulting in net gains on sales on available-for-sale investment securities of $17.0 million for the third quarter of 2015. Additionally, net gains on sales of loans totaled $4.9 million during the third quarter of 2015, largely from the sale of $147.3 million of single-family real estate loans and $21.0 million of SBA 7(a) loans.  The $43.8 million increase in noninterest income from the prior year quarter was largely due to a $35.8 million or 90% reduction in expenses related to changes in the FDIC indemnification asset and receivable/payable as a result of the expiration of the shared-loss coverage of the UCB and WFIB commercial loans and $14.5 million increase in net gains on sales of available-for-sale investment securities.

The following table presents total fees and other operating income for the quarters ended September 30, 2015, June 30, 2015 and September 30, 2014:

	Three Months Ended
($ in thousands)	September 30, 2015	June 30, 2015	September 30, 2014

Branch fees	$9,982	$9,791	$9,515
Letters of credit fees and foreign exchange income	7,468	8,825	10,298
Ancillary loan fees	4,839	2,812	2,874
Wealth management fees	4,374	4,757	3,845
Dividend and other investment income	495	990	4,132
Other fees and other operating income	8,982	9,252	9,085
Total fees and other operating income	$36,140	$36,427	$39,749

Total fees and other operating income totaled $36.1 million for the third quarter of 2015, a decrease of $287 thousand or 1% and $3.6 million or 9% from the second quarter of 2015 and third quarter of 2014, respectively. The decrease from the prior year quarter was largely due to a $3.6 million reduction in dividend and other investment income and a $2.8 million decrease in letters of credit fees and foreign exchange income, partially offset by a $2.0 million increase in ancillary loan fees. The $4.1 million in dividend and other investment income for the third quarter of 2014 was mainly comprised of a dividend received from a Community Reinvestment Act investment.

Noninterest Expense
Noninterest expense for the third quarter of 2015 totaled $147.7 million, $27.6 million or 23% higher than $120.2 million for the second quarter of 2015. The $27.6 million or 23% increase in noninterest expense during the sequential quarter was primarily due to a $9.3 million increase in amortization of tax credit and other investments, an $8.6 million increase in repurchase agreements’ extinguishment costs, a $3.7 million reduction in other real estate owned income, a $3.3 million increase in compensation and employee benefits and a $2.8 million increase in consulting expense.  Noninterest expense decreased $19.0 million or 11% from the prior year quarter. This decrease from the prior year quarter was mainly due to decreases in legal expense and amortization of tax credit and other investments of $30.4 million and $14.5 million, respectively, partially offset by an increase of $15.2 million in repurchase agreements’ extinguishment costs.

Overall, the Company’s adjusted efficiency ratio remained stable at 40.06% and 40.36% for the third and second quarters of 2015, respectively, but improved from 51.42% for the third quarter of 2014.

Credit Quality

The provision for credit losses for the third quarter of 2015 was $7.7 million, compared to $3.5 million for the second quarter of 2015 and $15.2 million for the third quarter of 2014. In the third quarter of 2015, net charge-offs were $5.2 million, compared to net recoveries of $4.1 million in the second quarter of 2015 and net charge-offs of $14.0 million in the prior year quarter.  The $5.2 million in net charge-offs for the third quarter of 2015 was largely a result of charge-offs on two commercial loans.

The allowance for loan losses increased to $264.4 million as of September 30, 2015, compared to $261.2 million and $253.2 million as of June 30, 2015 and September 30, 2014, respectively. The allowance for loan losses to loans held-for-investment ratio decreased to 1.17% as of September 30, 2015, from 1.19% and 1.21% as of June 30, 2015 and September 30, 2014, respectively.

Nonperforming assets totaled $129.8 million as of September 30, 2015, an increase of $16.8 million or 15% from June 30, 2015 and a decrease of $34.1 million or 21% from September 30, 2014. The sequential quarter increase in nonperforming assets was largely due to a $30.4 million increase in nonaccrual loans from $87.2 million as of June 30, 2015 to $117.5 million as of September 30, 2015.  This increase was partially offset by a $13.5 million decrease in other real estate owned from $25.8 million as of June 30, 2015 to $12.3 million as of September 30, 2015. The sequential quarter increase in nonaccrual loans was largely due to three commercial loans where payments are current but were placed on nonaccrual due to future cash flow concerns. The nonperforming assets to total assets ratio was 0.42%, 0.38% and 0.58% as of September 30, 2015, June 30, 2015 and September 30, 2014, respectively.

Capital Strength

Capital levels for East West remained solid. East West’s CET1 capital ratio was 10.8% as of both September 30, 2015 and June 30, 2015 and the total risk-based capital ratio was 12.6% as of September 30, 2015 compared to 12.7% as of June 30, 2015. Overall, the capital ratios were impacted by the increase in risk-weighted assets, due to the balance sheet growth during the quarter.

Regulatory Capital Metrics	Basel III (a)			Basel I
($ in thousands)	September 30, 2015 (b)	June 30, 2015	Well Capitalized Regulatory Requirement	September 30, 2014	Well Capitalized Regulatory Requirement

CET1 capital ratio	10.8%	10.8%	6.5%	N/A	N/A
Tier 1 risk-based capital ratio	10.9%	11.0%	8.0%	10.9%	6.0%
Total risk-based capital ratio	12.6%	12.7%	10.0%	12.5%	10.0%
Tier 1 leverage capital ratio	8.7%	8.8%	5.0%	8.5%	5.0%
Risk-weighted assets ("RWA") (c)	$23,959,270	$23,227,483	N/A	$21,501,374	N/A

N/A	Not applicable.
(a)
On January 1, 2015, the Basel III capital rules became effective for the Company. Basel III revises the definition of capital and introduces a minimum CET1 ratio. The Basel III rules are subject to transition provisions primarily related to regulatory capital adjustments and deductions impacting CET1 capital and Tier 1 capital.

(b)	The Company's September 30, 2015 regulatory capital ratios, capital and RWA are preliminary.
(c)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

Dividend Payout and Capital Actions

East West’s Board of Directors has declared fourth quarter dividends for the Company’s common stock. The common stock cash dividend of $0.20 per share is payable on November 16, 2015 to shareholders of record on November 2, 2015.

Conference Call
East West will host a conference call to discuss third quarter 2015 earnings with the public on Thursday, October 22, 2015 at 8:30 a.m. PDT/11:30 a.m. EDT.  The public and investment community are invited to listen as management discusses third quarter 2015 results and operating developments.  The following dial-in information is provided for participation in the conference call: Calls within the U.S. – (877) 506-6399; Calls within Canada – (855) 669-9657; International calls – (412) 902-6699.  A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

A replay of the conference call will be available on Thursday, October 22, 2015 at 10:00 a.m. PDT/1:00 p.m. EDT through Friday, November 20, 2015.  The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; International calls – (412) 317-0088; and the replay access code is: 10073945.

About East West
East West Bancorp is a publicly owned company with total assets of $31.1 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Nevada, New York, Massachusetts, Texas and Washington.  In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen.  For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in our borrowers’ performance on loans; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities Exchange and Commission and the Consumer Financial Protection Bureau; changes in the economy of and monetary policy in the People’s Republic of China; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and its impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; changes in competitive pressures on financial institutions; future credit quality and performance, including our expectations regarding future loan losses and allowance levels; effect of government budget cuts and government shut down; fluctuations of our stock price; success and timing of our business strategies; impact of reputational risk created by these developments on matters such as business generation and retention, funding and liquidity; impact of potential federal tax increases and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities which may disrupt or increase volatility in securities or otherwise affect economic conditions; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and of new international standards known as Basel III on our business, business practices and cost of operations; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2014, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

(1)
Prior periods were restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 10 for additional information.

(2)	See reconciliation of the GAAP to the non-GAAP financial measure in the tables that follow.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share data)
(unaudited)

Table 1

	September 30, 2015	June 30, 2015	September 30, 2014
Assets
Cash and cash equivalents	$1,875,703	$1,877,914	$1,115,753
Short-term investments	258,028	274,838	336,419
Resale agreements	1,400,000	1,100,000	1,475,000
Available-for-sale investment securities	2,952,010	2,982,146	2,592,667
Loans held for sale	349,375	195,427	239,649
Loans held-for-investment (net of allowance for loan losses $264,430, $261,229
and $253,178)	22,381,302	21,697,435	20,733,516
Investment in qualified affordable housing partnerships, net (1)	170,213	176,566	175,725
Goodwill	469,433	469,433	458,467
Other assets (1)	1,263,612	1,290,313	1,356,973
Total assets (1)	$31,119,676	$30,064,072	$28,484,169

Liabilities and Stockholders' Equity
Customer deposits	$26,759,050	$25,528,220	$23,812,264
Short-term borrowings	3,146	3,271	—
Federal Home Loan Bank advances	318,872	318,322	316,699
Repurchase agreements	150,000	400,000	805,106
Long-term debt	211,024	215,964	230,790
Accrued expenses and other liabilities	606,469	593,347	548,178
Total liabilities	28,048,561	27,059,124	25,713,037
Stockholders' equity (1)	3,071,115	3,004,948	2,771,132
Total liabilities and stockholders' equity (1)	$31,119,676	$30,064,072	$28,484,169
Book value per common share (1)	$21.35	$20.89	$19.32
Tangible equity (1)(2) per common share	$17.79	$17.33	$15.79
Tangible equity to tangible assets ratio (1)(2)	8.36%	8.44%	8.09%
Number of common shares at period-end (in thousands)	143,870	143,849	143,405

(1)
Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 10 for additional information.

(2)	See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.

Note for tables presented:
●	Certain prior year period balances have been reclassified to conform to the September 30, 2015 presentation.

EAST WEST BANCORP, INC.
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)

Table 2

	September 30, 2015	June 30, 2015	September 30, 2014

Loans:
Real estate - commercial	$7,088,408	$6,714,165	$6,166,950
Real estate - land and construction	621,596	572,708	533,114
Commercial	8,619,156	8,150,664	7,574,042
Real estate - single-family	3,002,808	3,323,152	3,704,896
Real estate - multifamily	1,492,361	1,474,480	1,484,626
Consumer	1,834,579	1,729,443	1,528,237
Total loans held-for-investment (1)	22,658,908	21,964,612	20,991,865
Loans held for sale	349,375	195,427	239,649
Total loans (1), including loans held for sale	23,008,283	22,160,039	21,231,514
Unearned fees, premiums and discounts	(13,176)	(5,948)	(5,171)
Allowance for loan losses	(264,430)	(261,229)	(253,178)
Net loans (1)	$22,730,677	$21,892,862	$20,973,165

Customer deposits:
Noninterest-bearing demand	$8,374,192	$7,705,335	$7,270,385
Interest-bearing checking	3,041,085	2,680,658	2,309,983
Money market	6,805,460	6,732,172	6,491,736
Savings	1,884,535	1,754,105	1,604,290
Total core deposits	20,105,272	18,872,270	17,676,394
Time deposits	6,653,778	6,655,950	6,135,870
Total deposits	$26,759,050	$25,528,220	$23,812,264

(1)	Includes ASC 310-30 discount of $90.8 million, $108.0 million and $155.9 million as of September 30, 2015, June 30, 2015 and September 30, 2014, respectively.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)
(unaudited)

Table 3

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014

Interest and dividend income	$264,632	$255,445	$285,948
Interest expense	(24,343)	(27,953)	(28,974)
Net interest income before provision for credit losses	240,289	227,492	256,974
Provision for credit losses	(7,736)	(3,494)	(15,225)
Net interest income after provision for credit losses	232,553	223,998	241,749
Noninterest income	54,181	40,593	10,342
Noninterest expense (1)	(147,745)	(120,170)	(166,792)
Income before income taxes (1)	138,989	144,421	85,299
Income tax (expense) benefit (1)	(44,892)	(45,673)	6,601
Net income (1)	$94,097	$98,748	$91,900

Earnings per share (1)
- Basic	$0.65	$0.69	$0.64
- Diluted	$0.65	$0.68	$0.64
Weighted average number of shares outstanding (in thousands)
- Basic	143,861	143,846	143,210
- Diluted	144,590	144,480	143,810

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Noninterest income :
Branch fees	$9,982	$9,791	$9,515
Letters of credit fees and foreign exchange income	7,468	8,825	10,298
Ancillary loan fees	4,839	2,812	2,874
Wealth management fees	4,374	4,757	3,845
Changes in FDIC indemnification asset and receivable/payable	(3,883)	(6,668)	(39,647)
Net gains on sales of loans	4,888	5,280	7,726
Net gains on sales of available-for-sale investment securities	17,036	5,554	2,514
Dividend and other investment income	495	990	4,132
Other fees and other operating income	8,982	9,252	9,085
Total noninterest income	$54,181	$40,593	$10,342

Noninterest expense:
Compensation and employee benefits	$66,185	$62,860	$58,111
Occupancy and equipment expense	15,362	15,185	15,842
Amortization of tax credit and other investments (1)	12,269	2,997	26,749
Amortization of premiums on deposits acquired	2,310	2,337	2,597
Deposit insurance premiums and regulatory assessments	4,726	3,341	5,247
Other real estate owned income	(1,374)	(5,081)	(1,422)
Legal expense	2,099	4,134	32,500
Data processing	2,602	2,377	2,211
Consulting expense	4,983	2,182	2,982
Repurchase agreements' extinguishment costs	15,193	6,625	—
Other operating expense	23,390	23,213	21,975
Total noninterest expense (1)	$147,745	$120,170	$166,792

(1)
Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 10 for additional information.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share amounts)
(unaudited)

Table 4

	Nine Months Ended
	September 30, 2015	September 30, 2014

Interest and dividend income	$783,338	$866,563
Interest expense	(79,840)	(85,173)
Net interest income before provision for credit losses	703,498	781,390
Provision for credit losses	(16,217)	(30,158)
Net interest income after provision for credit losses	687,281	751,232
Noninterest income (loss)	138,900	(19,519)
Noninterest expense (1)	(395,945)	(407,285)
Income before income taxes (1)	430,236	324,428
Income tax expense (1)	(137,364)	(74,052)
Net income (1)	$292,872	$250,376

Earnings per share (1)
- Basic	$2.04	$1.75
- Diluted	$2.03	$1.74
Weighted average number of shares outstanding (in thousands)
- Basic	143,788	142,791
- Diluted	144,468	143,377

	Nine Months Ended
	September 30, 2015	September 30, 2014
Noninterest income (loss):
Branch fees	$29,157	$28,480
Letters of credit fees and foreign exchange income	24,999	26,094
Ancillary loan fees	10,307	7,867
Wealth management fees	14,310	12,105
Changes in FDIC indemnification asset and receivable/payable	(18,973)	(150,839)
Net gains on sales of loans	19,719	20,715
Net gains on sales of available-for-sale investment securities	26,994	6,603
Dividend and other investment income	1,902	5,381
Other fees and other operating income	30,485	24,075
Total noninterest income (loss)	$138,900	$(19,519)

Noninterest expense:
Compensation and employee benefits	$193,298	$172,469
Occupancy and equipment expense	45,990	48,227
Amortization of tax credit and other investments (1)	21,565	33,731
Amortization of premiums on deposits acquired	7,038	7,721
Deposit insurance premiums and regulatory assessments	13,723	16,761
Other real estate owned (income) expense	(7,481)	695
Legal expense	13,103	45,403
Data processing	7,596	13,351
Consulting expense	9,596	6,359
Repurchase agreements' extinguishment costs	21,818	—
Other operating expense	69,699	62,568
Total noninterest expense (1)	$395,945	$407,285

(1)
Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 10 for additional information.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)

Table 5

Average Balances	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Loans:
Real estate - commercial	$6,906,581	$6,548,803	$6,128,497
Real estate - land and construction	591,266	587,972	519,114
Commercial	8,222,777	7,888,173	7,188,164
Real estate - single-family	3,364,514	3,654,257	3,629,189
Real estate - multifamily	1,454,773	1,478,067	1,479,210
Consumer	1,825,065	1,709,295	1,770,536
Total loans	$22,364,976	$21,866,567	$20,714,710
Available-for-sale investment securities	$2,830,941	$2,692,474	$2,504,603
Interest-earning assets	$28,727,735	$27,526,813	$26,241,447
Total assets (1)	$30,662,930	$29,454,002	$28,091,428

Customer deposits:
Noninterest-bearing demand	$7,970,181	$7,501,023	$7,008,748
Interest-bearing checking	2,838,728	2,629,425	2,285,227
Money market	6,938,009	6,506,857	6,066,941
Savings	1,823,036	1,730,446	1,808,212
Total core deposits	$19,569,954	$18,367,751	$17,169,128
Time deposits	6,659,322	6,416,043	6,172,866
Total deposits	$26,229,276	$24,783,794	$23,341,994
Interest-bearing liabilities	$19,041,840	$18,375,368	$17,891,095
Stockholders' equity (1)	$3,051,276	$2,989,405	$2,750,438

Selected Ratios	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014

Return on average assets (1)	1.22%	1.34%	1.30%
Return on average equity (1)	12.23%	13.25%	13.26%
Interest rate spread	3.14%	3.11%	3.68%
Net interest margin	3.32%	3.31%	3.89%
Yield on earning assets	3.65%	3.72%	4.32%
Cost of deposits	0.28%	0.29%	0.29%
Cost of funds	0.36%	0.43%	0.46%
Noninterest expense (1)(2)(4)/average assets	1.53%	1.47%	1.94%
Adjusted efficiency ratio (3)(4)	40.06%	40.36%	51.42%

(1)
Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 10 for additional information.

(2)	Noninterest expense excludes the repurchase agreements' extinguishment costs, amortization of tax credit and other investments and amortization of premiums on deposits acquired.
(3)
Represents noninterest expense, excluding the repurchase agreements' extinguishment costs, amortization of tax credit and other investments and amortization of premiums on deposits acquired, divided by the aggregate of net interest income before provision for credit losses and noninterest income.

(4)	See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)

Table 6

Average Balances	Nine Months Ended
	September 30, 2015	September 30, 2014
Loans:
Real estate - commercial	$6,613,026	$6,021,850
Real estate - land and construction	584,558	484,642
Commercial	7,988,912	6,687,507
Real estate - single-family	3,621,094	3,549,942
Real estate - multifamily	1,468,234	1,453,750
Consumer	1,714,592	1,833,605
Total loans	$21,990,416	$20,031,296
Available-for-sale investment securities	$2,710,052	$2,522,671
Interest-earning assets	$27,841,338	$25,374,210
Total assets (1)	$29,783,991	$27,191,353

Customer deposits:
Noninterest-bearing demand	$7,631,711	$6,564,682
Interest-bearing checking	2,666,141	2,089,292
Money market	6,657,620	5,811,066
Savings	1,743,044	1,775,547
Total core deposits	$18,698,516	$16,240,587
Time deposits	6,448,955	6,241,386
Total deposits	$25,147,471	$22,481,973
Interest-bearing liabilities	$18,590,169	$17,525,071
Stockholders' equity (1)	$2,984,642	$2,672,654

Selected Ratios	Nine Months Ended
	September 30, 2015	September 30, 2014

Return on average assets (1)	1.31%	1.23%
Return on average equity (1)	13.12%	12.53%
Interest rate spread	3.19%	3.92%
Net interest margin	3.38%	4.12%
Yield on earning assets	3.76%	4.57%
Cost of deposits	0.29%	0.29%
Cost of funds	0.41%	0.47%
Noninterest expense (1)(2)(4)/average assets	1.55%	1.74%
Adjusted efficiency ratio (3)(4)	41.02%	46.39%

(1)
Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 10 for additional information.

(2)
Noninterest expense excludes the repurchase agreements' extinguishment costs, amortization of tax credit and other investments, amortization of premiums on deposits acquired and integration and merger related expenses (where applicable).

(3)
Represents noninterest expense, excluding the repurchase agreements' extinguishment costs, amortization of tax credit and other investments, amortization of premiums on deposits acquired and integration and merger related expenses (where applicable), divided by the aggregate of net interest income before provision for credit losses and noninterest income (loss).

(4)	See reconciliation of the GAAP financial measure to non-GAAP financial measure in the tables that follow.

EAST WEST BANCORP, INC.
QUARTER TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
($ in thousands)
(unaudited)

Table 7

	Three Months Ended
	September 30, 2015			September 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets

Interest-earning assets:
Due from banks and short-term investments	$2,215,472	$4,190	0.75%	$1,540,364	$5,505	1.42%
Resale agreements	1,243,478	4,411	1.41%	1,391,304	5,344	1.52%
Available-for-sale investment securities	2,830,941	10,279	1.44%	2,504,603	11,364	1.80%
Loans	22,364,976	244,372	4.33%	20,714,710	262,258	5.02%
Federal Home Loan Bank and Federal Reserve Bank stock	72,868	1,380	7.51%	90,466	1,477	6.48%
Total interest-earning assets	$28,727,735	$264,632	3.65%	$26,241,447	$285,948	4.32%

Noninterest-earning assets:
Cash and cash equivalents	333,193			314,490
Allowance for loan losses	(261,479)			(251,519)
Other assets (2)	1,863,481			1,787,010
Total assets (2)	$30,662,930			$28,091,428

Liabilities and Stockholders' Equity

Interest-bearing liabilities:
Checking deposits	$2,838,728	$2,155	0.30%	$2,285,227	$1,500	0.26%
Money market deposits	6,938,009	4,992	0.29%	6,066,941	4,139	0.27%
Savings deposits	1,823,036	918	0.20%	1,808,212	745	0.16%
Time deposits	6,659,322	10,454	0.62%	6,172,866	10,774	0.69%
Federal funds purchased and other short-term borrowings	9,651	35	1.44%	2,808	—	—
Federal Home Loan Bank advances	318,523	1,074	1.34%	316,343	1,027	1.29%
Repurchase agreements	238,641	3,555	5.91%	1,003,001	9,578	3.79%
Long-term debt	215,930	1,160	2.13%	235,697	1,211	2.04%
Total interest-bearing liabilities	$19,041,840	$24,343	0.51%	$17,891,095	$28,974	0.64%

Noninterest-bearing liabilities:
Demand deposits	7,970,181			7,008,748
Other liabilities	599,633			441,147
Stockholders' equity (2)	3,051,276			2,750,438
Total liabilities and stockholders' equity (2)	$30,662,930			$28,091,428

Interest rate spread			3.14%			3.68%

Net interest income and net interest margin		$240,289	3.32%		$256,974	3.89%

Net interest income and net interest margin, adjusted (3)(4)		$237,445	3.28%		$225,361	3.41%

(1)	Annualized.
(2)
Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 10 for additional information.

(3)
Amounts considering the net impact of covered loan activity and amortization of the FDIC indemnification asset of $2.8 million and $31.6 million for the three months ended September 30, 2015 and 2014, respectively.

(4)	See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.

EAST WEST BANCORP, INC.
YEAR TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
($ in thousands)
(unaudited)

Table 8

	Nine Months Ended
	September 30, 2015			September 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets

Interest-earning assets:
Due from banks and short-term investments	$1,772,734	$14,542	1.10%	$1,398,701	$17,461	1.67%
Resale agreements	1,289,212	13,940	1.45%	1,321,429	14,756	1.49%
Available-for-sale investment securities	2,710,052	29,947	1.48%	2,522,671	36,130	1.91%
Loans	21,990,416	719,987	4.38%	20,031,296	793,313	5.29%
Federal Home Loan Bank and Federal Reserve Bank stock	78,924	4,922	8.34%	100,113	4,903	6.55%
Total interest-earning assets	$27,841,338	$783,338	3.76%	$25,374,210	$866,563	4.57%

Noninterest-earning assets:
Cash and cash equivalents	331,171			310,314
Allowance for loan losses	(261,213)			(253,838)
Other assets (2)	1,872,695			1,760,667
Total assets (2)	$29,783,991			$27,191,353

Liabilities and Stockholders' Equity

Interest-bearing liabilities:
Checking deposits	$2,666,141	$5,849	0.29%	$2,089,292	$3,697	0.24%
Money market deposits	6,657,620	13,833	0.28%	5,811,066	11,734	0.27%
Savings deposits	1,743,044	2,516	0.19%	1,775,547	2,175	0.16%
Time deposits	6,448,955	31,479	0.65%	6,241,386	31,003	0.66%
Federal funds purchased and other short-term borrowings	5,866	53	1.21%	1,082	—	—
Federal Home Loan Bank advances	325,015	3,156	1.30%	360,848	3,087	1.14%
Repurchase agreements	522,693	19,494	4.99%	1,005,759	29,845	3.97%
Long-term debt	220,835	3,460	2.09%	240,091	3,632	2.02%
Total interest-bearing liabilities	$18,590,169	$79,840	0.57%	$17,525,071	$85,173	0.65%

Noninterest-bearing liabilities:
Demand deposits	7,631,711			6,564,682
Other liabilities	577,469			428,946
Stockholders' equity (2)	2,984,642			2,672,654
Total liabilities and stockholders' equity (2)	$29,783,991			$27,191,353

Interest rate spread			3.19%			3.92%

Net interest income and net interest margin		$703,498	3.38%		$781,390	4.12%

Net interest income and net interest margin, adjusted (3)(4)		$693,371	3.33%		$652,677	3.44%

(1)	Annualized.
(2)
Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 10 for additional information.

(3)
Amounts considering the net impact of covered loan activity and amortization of the FDIC indemnification asset of $10.1 million and $128.7 million for the nine months ended September 30, 2015 and 2014, respectively.

(4)	See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.

EAST WEST BANCORP, INC.
QUARTERLY ALLOWANCE FOR CREDIT LOSSES & CREDIT QUALITY
($ in thousands)
(unaudited)

Table 9

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Non-Purchased Credit Impaired ("Non-PCI") Loans
Allowance for non-PCI loans, beginning of period	$260,617	$257,095	$249,790
Provision for (reversal of) loan losses on non-PCI loans	8,505	(584)	16,692
Net charge-offs (recoveries):
Commercial real estate	52	(17)	1,289
Commercial	6,254	(2,764)	12,685
Residential	(1,123)	(996)	(87)
Consumer	50	(329)	131
Total net charge-offs (recoveries)	5,233	(4,106)	14,018
Allowance for non-PCI loans, end of period	$263,889	$260,617	$252,464

Purchased Credit Impaired ("PCI") Loans
Allowance for PCI loans, beginning of period	$612	$643	$1,558
Reversal of provision for loan losses on PCI loans	(71)	(31)	(844)
Allowance for PCI loans, end of period	$541	$612	$714
Allowance for loan losses	$264,430	$261,229	$253,178

Unfunded Lending Commitments
Allowance for unfunded lending commitments, beginning of period	$19,741	$15,632	$12,326
(Reversal of) provision for unfunded lending commitments	(698)	4,109	(623)
Total charge-offs	—	—	145
Allowance for unfunded lending commitments, end of period	$19,043	$19,741	$11,558
Allowance for credit losses	$283,473	$280,970	$264,736

Nonperforming Assets, Excluding PCI Loans	September 30, 2015	June 30, 2015	September 30, 2014

Nonaccrual loans:
Real estate - commercial	$29,639	$31,051	$38,694
Real estate - land and construction	2,455	5,065	9,681
Commercial	60,703	30,495	34,525
Real estate - single-family	11,067	8,449	11,520
Real estate - multifamily	13,127	11,409	24,827
Consumer	528	688	3,874
Total nonaccrual loans	117,519	87,157	123,121
Other real estate owned, net	12,251	25,792	40,770
Total nonperforming assets	$129,770	$112,949	$163,891

Credit Quality Ratios	September 30, 2015	June 30, 2015	September 30, 2014
Non-PCI nonperforming assets to total assets (1)	0.42%	0.38%	0.58%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.52%	0.40%	0.59%
Allowance for loan losses to loans held-for-investment (1)	1.17%	1.19%	1.21%
Allowance for credit losses to loans held-for-investment (1)	1.25%	1.28%	1.26%
Allowance for loan losses to non-PCI nonaccrual loans	225.01%	299.72%	205.63%
Annualized net charge-offs (recoveries) to average loans held-for-investment	0.09%	(0.08%)	0.27%

(1)	Total assets and loans held-for-investment include PCI loans of $1.1 billion, $1.2 billion and $1.5 billion as of September 30, 2015, June 30, 2015, and September 30, 2014, respectively.

EAST WEST BANCORP, INC.
IMPACT OF ADOPTING NEW ACCOUNTING GUIDANCE
($ in thousands, except per share data)
(unaudited)

In the first quarter of 2015, East West adopted ASU 2014-01, Accounting for Investments in Qualified Affordable Housing Projects. This ASU allows companies that invest in qualified affordable housing projects to elect the proportional amortization method of accounting for these investments, if certain conditions are met. In the first quarter of 2015, the Company restated the prior year periods' condensed consolidated financial statements to reflect the impact of the retrospective application of the new accounting guidance.

The following tables present the impact of the new accounting guidance on the condensed consolidated balance sheet and statements of income and the consolidated ratios at the periods indicated:

Table 10

	September 30, 2014
Condensed Consolidated Balance Sheets	As Previously Reported	As Revised

Investment in qualified affordable housing partnerships, net	$179,606	$175,725
Other assets - deferred tax assets	$257,306	$264,225
Stockholders' equity	$2,768,093	$2,771,132

	September 30, 2014
Consolidated Ratios and Other Measures	As Previously Reported	As Revised

Book value per common share	$19.30	$19.32
Tangible equity (1) per common share	$15.76	$15.79
Tangible equity to tangible assets (1)	8.08%	8.09%

	Three Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2014
Condensed Consolidated Statements of Income	As Previously Reported	As Revised	As Previously Reported	As Revised

Noninterest expense (2)	$176,979	$166,792	$429,305	$407,285
Income before taxes	$75,112	$85,299	$302,408	$324,428
Income tax (benefit) expense	$(13,644)	$6,601	$52,923	$74,052
Net income	$88,756	$91,900	$249,485	$250,376
Earnings per share
- Basic	$0.62	$0.64	$1.74	$1.75
- Diluted	$0.62	$0.64	$1.74	$1.74

	Year Ended
	December 31, 2014
Condensed Consolidated Statements of Income	As Previously Reported	As Revised

Noninterest expense (3)	$564,551	$532,984
Income before taxes	$415,455	$447,023
Income tax expense	$72,972	$101,145
Net income	$342,483	$345,878
Earnings per share
- Basic	$2.39	$2.42
- Diluted	$2.38	$2.41

	Three Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2014
Consolidated Ratios and Other Measures	As Previously Reported	As Revised	As Previously Reported	As Revised

Return on average assets	1.25%	1.30%	1.23%	1.23%
Return on average equity	12.80%	13.26%	12.48%	12.53%
Noninterest expense (3)/average assets	1.94%	1.94%	1.74%	1.74%

(1)	See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.
(2)
Included in noninterest expense was the line item amortization of tax credit and other investments of $36.9 million (previously reported) and $26.7 million (as revised) for the three months ended September 30, 2014 and $55.8 million (previously reported) and $33.7 million (as revised) for the nine months ended September 30, 2014.

(3)
Included in noninterest expense was the line item amortization of tax credit and other investments of $75.7 million (previously reported) and $44.1 million (as revised) for the year ended December 31, 2014.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. Tangible equity and tangible equity to tangible assets ratios are non-GAAP disclosures. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity which has been reduced by goodwill and intangible assets. Given that the use of such measures and ratios are more prevalent in the banking industry and with banking regulators and analysts, the Company has included them for discussion.

Table 11

	September 30, 2015	June 30, 2015	September 30, 2014

Stockholders' equity (1)	$3,071,115	$3,004,948	$2,771,132
Less:
Goodwill and other intangible assets	(511,584)	(511,865)	(507,386)
Tangible equity (1)	$2,559,531	$2,493,083	$2,263,746

	September 30, 2015	June 30, 2015	September 30, 2014

Total assets (1)	$31,119,676	$30,064,072	$28,484,169
Less:
Goodwill and other intangible assets	(511,584)	(511,865)	(507,386)
Tangible assets (1)	$30,608,092	$29,552,207	$27,976,783

Tangible equity to tangible assets ratio (1)	8.36%	8.44%	8.09%

Adjusted efficiency ratio represents noninterest expense, excluding the repurchase agreements' extinguishment costs, amortization of tax credit and other investments, amortization of premiums on deposits acquired, and integration and merger related expenses, divided by the aggregate of net interest income before provision for credit losses and noninterest income (loss). The Company believes that presenting the adjusted efficiency ratio shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues. This provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014

Total noninterest expense (1)	$147,745	$120,170	$166,792
Less:
Repurchase agreements' extinguishment costs	(15,193)	(6,625)	—
Amortization of tax credit and other investments (1)	(12,269)	(2,997)	(26,749)
Amortization of premiums on deposits acquired	(2,310)	(2,337)	(2,597)
Noninterest expense, as adjusted	$117,973	$108,211	$137,446

Net interest income before provision for credit losses	$240,289	$227,492	$256,974
Noninterest income	54,181	40,593	10,342
Net interest income and noninterest income	$294,470	$268,085	$267,316

Adjusted efficiency ratio	40.06%	40.36%	51.42%

	Nine Months Ended
	September 30, 2015	September 30, 2014

Total noninterest expense (1)	$395,945	$407,285
Less:
Repurchase agreements' extinguishment costs	(21,818)	—
Amortization of tax credit and other investments (1)	(21,565)	(33,731)
Amortization of premiums on deposits acquired	(7,038)	(7,721)
Integration and merger related expenses	—	(12,387)
Noninterest expense, as adjusted	$345,524	$353,446

Net interest income before provision for credit losses	$703,498	$781,390
Noninterest income (loss)	138,900	(19,519)
Net interest income and noninterest income (loss)	$842,398	$761,871

Adjusted efficiency ratio	41.02%	46.39%

(1)
Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 10 for additional information.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. The net interest margin includes certain non-core items. The Company believes that presenting core net interest income and core net interest margin that considers certain non-core items, provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

Table 12
	Three Months Ended
	September 30, 2015			September 30, 2014
	Average Balance	Interest	Yield (1)	Average Balance	Interest	Yield (1)

Total interest-earning assets	$28,727,735	$264,632	3.65%	$26,241,447	$285,948	4.32%
Net interest income and net interest margin		240,289	3.32%		256,974	3.89%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(2,844)			(31,613)
Adjusted net interest income and net interest margin, considering the net impact of covered loan activity and amortization of the FDIC
indemnification asset		$237,445	3.28%		$225,361	3.41%

	Three Months Ended
	June 30, 2015
	Average Balance	Interest	Yield (1)

Total interest-earning assets	$27,526,813	$255,445	3.72%
Net interest income and net interest margin		227,492	3.31%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(3,835)
Adjusted net interest income and net interest margin, considering the net impact of covered loan activity and amortization of the FDIC
indemnification asset		$223,657	3.26%

	Nine Months Ended
	September 30, 2015			September 30, 2014
	Average Balance	Interest	Yield (1)	Average Balance	Interest	Yield (1)

Total interest-earning assets	$27,841,338	$783,338	3.76%	$25,374,210	$866,563	4.57%
Net interest income and net interest margin		703,498	3.38%		781,390	4.12%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(10,127)			(128,713)
Adjusted net interest income and net interest margin, considering the net impact of covered loan activity and amortization of the FDIC
indemnification asset		$693,371	3.33%		$652,677	3.44%

(1)	Annualized.